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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Objective Communications, Inc. (a development stage enterprise) on Form S-3 (file No. 333-_____) of our report dated February 20, 1998 which includes an explanatory paragraph on the Company's ability to continue as a going concern, on our audits of the financial statements of Objective Communications, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 and for the period October 5, 1993 (date of inception) to December 31, 1997, which report is included in Objective Communications, Inc. Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."

                                       /s/ PRICEWATERHOUSECOOPERS LLP
                                       -------------------------------
                                       PricewaterhouseCoopers LLP


Boston, Massachusetts
September 4, 1998